UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 22, 2006
Date of Report (Date of earliest event reported)
DIRECTED ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

FLORIDA	000-51664	65-0964171

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 VIPER WAY
VISTA, CALIFORNIA
92081
(Address of Principal Executive Offices) (Zip Code)
(760) 598-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective December 1, 2006, Earl W. Powell will retire from service as a director of our company. Mr. Powell will be resigning in order to increase the proportion of independent directors on our board. Mr. Powell’s resignation is not the result of any disagreement with us on any matter relating to our operations, policies, or practices.
     Nasdaq Marketplace Rule 4350 requires that independent directors comprise a majority of the board of a Nasdaq-listed company within 12 months of listing in connection with its initial public offering. As a result, we are required to have a majority of independent board members by December 15, 2006. Mr. Powell is not considered independent of our company because of his relationship with affiliates of Trivest Partners, Inc., which in the aggregate own over 10% of our outstanding stock. In order to prevent our company from incurring the expense involved in recruiting and compensating a new independent director in order to meet Nasdaq requirements, Mr. Powell has graciously offered to retire from service as a director and we will be accepting his resignation.
     Until Mr. Powell’s resignation, our board has been comprised of 10 members, five of whom met Nasdaq independence requirements and five of whom did not. Effective December 1, 2006, our board of directors, in accordance with our bylaws, is decreasing the size of the board from 10 members to nine members. The resignation of Mr. Powell and the reduction in the size of the board provides our board with a majority of independent directors and allows us to comply with Nasdaq Marketplace Rule 4350 within the time frame permitted thereby.
     A copy of the press release announcing Mr. Powell’s retirement from our board is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.02.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit
Number

99.1	Press Release dated November 22, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTED ELECTRONICS, INC.

Date: November 22, 2006	By:	/s/ John D. Morberg

John D. Morberg
Vice President — Finance, Chief Financial
Officer, and Treasurer

EXHIBIT INDEX

Exhibit
Number

99.1	Press Release dated November 22, 2006.

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